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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of American Coin Merchandising, Inc. on Form S-8 (File No. 333-40095) of our report dated May 20, 1998, on our audits of the combined financial statements of Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this report on Form 8-K.


Tampa, Florida                         PRICEWATERHOUSECOOPERS LLP
July 22, 1998